UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2013

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34856 (Commission File Number)	36-4673192 (I.R.S. Employer Identification No.)

One Galleria Tower

13355 Noel Road, 22nd Floor

Dallas, Texas 75240

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (214) 741-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2013, the Compensation Committee of the Board of Directors of The Howard Hughes Corporation (the “Company”) approved increases to the target bonus percentage and maximum bonus percentage of the annual cash bonus for which Mr. David R. Weinreb, the Company’s Chief Executive Officer, is eligible.  These changes are reflected in Amendment No. 2 to Mr. Weinreb’s Employment Agreement, dated December 17, 2013, between the Company and Mr. Weinreb.

Effective for fiscal year 2013 and thereafter, the target bonus percentage of the annual cash bonus for which Mr. Weinreb is eligible was increased from 100% of base salary actually earned to 150% of base salary actually earned, and the maximum bonus percentage was increase from 150% of base salary actually earned to 200% of base salary actually earned.

The amendment to Mr. Weinreb’s employment agreement reflecting the changes in the target bonus percentage and the maximum bonus percentage is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 2 to Employment Agreement dated as of December 17, 2013 between The Howard Hughes Corporation and David R. Weinreb

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOWARD HUGHES CORPORATION

By:	/s/ Peter F. Riley
Peter F. Riley
Senior Vice President, Secretary and
General Counsel

Date:                  December 17, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to Employment Agreement dated as of December 17, 2013 between The Howard Hughes Corporation and David R. Weinreb